Exhibit 10.23
MOLYCORP, INC.
NONEMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN
EFFECTIVE JANUARY 13, 2011
1. Purpose and Adoption
     (a) Adoption. By resolution of the Board of Directors of Molycorp, Inc., a Delaware corporation (the “Company”), the Company has adopted this Molycorp, Inc. Nonemployee Director Deferred Compensation Plan (the “Plan”), effective January 13, 2011 (the “Effective Date”).
     (b) Purpose. The purpose of the Plan is to attract and retain highly qualified individuals to serve as Nonemployee Directors of the Company and to relate Nonemployee Directors’ interests more closely to the Company’s performance and its stockholders’ interests. The Plan is designed to permit Participants to defer a portion of their Annual Fees and RSUs granted under the 2010 Equity Plan, until a Change in Control of the Company, the termination of the Plan, a date specified by a Participant, the occurrence of an Unforeseeable Emergency, or a Participant’s death, disability or Separation from Service. In addition, Participants may elect to have a portion of their deferred Annual Fees converted into RSUs and may be eligible, as a result of such conversion, to receive matching contributions from the Company in the form of Matching RSUs.
2. Definitions
     For purposes of the Plan, the following terms shall have the following meanings unless a different meaning is plainly required by the context:
     (a) “2010 Equity Plan” shall mean the Company’s 2010 Equity and Performance Incentive Plan.
     (b) “Accounts” shall mean, collectively, a Participant’s Cash Deferred Account, RSU Account and Matching Account under the Plan. Each Account shall be maintained solely as a bookkeeping entry by the Company to evidence an unfunded obligation of the Company.
     (c) “Account List” shall mean the list referred to in Section 6(b).
     (d) “Annual Fee” shall mean the cash portion of any annual fee to which a Participant is entitled under the Company’s director compensation policy, as may be amended from time to time.
     (e) “Beneficiary” shall mean any person, estate, trust, or organization entitled to receive any payment under the Plan upon the death of a Participant pursuant to Section 7(c).
     (f) “Board of Directors” shall mean the Board of Directors of the Company.
     (g) “Cash Deferred Account” shall mean an account established and maintained by the Company in its books and records to reflect the interest of a Participant in the Plan resulting from a Participant’s deferred Annual Fees, denominated in cash, for the benefit of the Participant and to record the adjustments thereto arising from hypothetical income, gains, losses, and any other credits or charges.
     (h) “Change in Control” shall mean:
          (i) The first to occur of a “change in ownership” as described in Subsection 2(h)(i)(A), a “change in effective control” as described in Subsection 2(h)(i)(B) or a “change in ownership of a substantial portion of assets” as described in Subsection 2(h)(i)(C):
               (A) Change in Ownership. There is a change in ownership if any one person, or more than one person acting as a group (as defined in Subsection 2(h)(ii)(A)), acquires ownership of shares of Common Stock that, together with shares of Common Stock held by such person or group, constitute more than fifty percent (50%) of the total fair market value or shares of Common Stock of the Company. However, if any one person or more than one person acting as a group is considered to own more than fifty percent (50%) of the total fair market value of shares of Common Stock of the Company, the acquisition of additional shares of Common Stock by the same person or persons shall not be considered to cause a change in the ownership of the Company (or to cause a change in the effective control of the Company, within the meaning of Subsection 2(h)(i)(B)). An increase in the percentage of shares of Common Stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its shares of Common Stock in exchange for property will be treated as an acquisition of shares of Common Stock for this purpose. However, there is no change in ownership under this Subsection 2(h)(i)(A) when there is a transfer of shares of Common Stock to an entity that is controlled by the stockholders of the transferring company.
               (B) Change in Effective Control. There is no change in effective control in the event of an initial public offering of the Company or within the eighteen (18) month period immediately following an initial public offering. Otherwise, there is a change in effective control if either (1) any one person, or more than one person acting as a group (as determined under Subsection 2(h)(ii)(A)), acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of thirty percent (30%) or more of the shares of Common Stock of the Company, or (2) a majority of the members of the Board of Directors is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election.
               (C) Change in Ownership of a Substantial Portion of Assets. There is a change in ownership of a substantial portion of assets if any one person, or more than one person acting as a group (as determined in Subsection 2(h)(ii)(A)), acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. However, there is no change in ownership of a substantial portion of the assets of the Company under this Subsection

2(h)(i)(C) when there is a transfer to an entity that is controlled by the stockholders of the transferring company.
          (ii) For purposes of the above events, the following rules shall apply:
               (A) Persons Acting as a Group. Persons shall not be considered to be acting as a group solely because they purchase or own shares of Common Stock, or purchase assets, of the Company at the same time, or as a result of the same public offering. However, persons shall be considered to be acting as a group if they are the owners of a company that enters into a merger, consolidation, purchase or acquisition of stock or assets, or similar business transaction with the Company. If a person, including an entity, owns stock in such a company and in the Company at a time that both of the companies enter into a merger, consolidation, purchase or acquisition of stock or assets, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a company only with respect to, and to the extent of, the ownership in that company prior to the transaction giving rise to the change and not with respect to the ownership interest in the other company.
               (B) Attribution. The attribution rules of Section 318(a) of the Code shall apply to determine Common Stock ownership. Shares of Common Stock underlying a vested option are considered owned by the individual who holds the vested option (and the shares of Common Stock underlying an unvested option shall not be considered owned by the individual who holds the unvested option). For purposes of the preceding sentence, however, if a vested option is exercisable for shares of Common Stock that is not substantially vested (as defined in Treasury Regulations 1.83-3(b) and (j)), the shares of Common Stock underlying the option are not treated as owned by the individual who holds the option.
     (i) “Code” shall mean the Internal Revenue Code of 1986, as amended, including any successor statute.
     (j) “Common Stock” means the Common Stock, par value $0.001 per share, of the Company.
     (k) “Company” shall mean Molycorp, Inc., a Delaware corporation, and any of its successors.
     (l) “Compensation Committee” shall mean the Compensation Committee, or any subcommittee thereof, of the Board of Directors.
     (m) “Converted RSU” shall have the meaning set forth in Section 5(a).
     (n) “Deferral Election” shall mean the Participant’s written election to defer a portion of his or her Annual Fees and/or RSUs pursuant to Section 4(c) and consistent with such form of deferral election as is specified by the Compensation Committee.
     (o) “Deferred RSU” shall mean an RSU granted under the 2010 Equity Plan (other than a Converted RSU or a Matching RSU) for which a Participant makes a Deferral Election.

     (p) “Disability” or “Disabled” shall mean a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.
     (q) “Dividend Equivalent” shall mean an amount equal to the cash dividends paid by the Company with respect to each share of Common Stock subject to each RSU credited to a Participant’s RSU Account and Matching Account.
     (r) “Domestic Relations Order” shall mean a “domestic relations order” as defined in Code Section 414(p)(1)(B).
     (s) “Effective Date” shall mean January 13, 2011.
     (t) “Employee” shall mean any person who is currently employed by the Company.
     (u) “Enrollment Date” shall mean the Participation Date, January 1 of each Plan Year and such other dates as may be determined from time to time by the Compensation Committee.
     (v) “Hypothetical Investments” shall have the meaning set forth in Section 6(b).
     (w) “Matching Account” shall mean the account maintained on the books of the Company for the purpose of accounting for the Matching RSUs for each Participant.
     (x) “Matching RSU” shall have the meaning set forth in Section 5(b).
     (y) “Nonemployee Director” shall mean each member of the Board of Directors who is not an Employee.
     (z) “Normal Retirement” shall mean, unless the Compensation Committee determines otherwise, the cessation of services for the Company by the Participant (other than by death or disability) after attaining age 65 and completing 5 or more years of combined service with the Company and its affiliates.
     (aa) “Participant” shall mean each Nonemployee Director who is eligible to receive benefits under the Plan.
     (bb) “Participation Date” shall mean the first day of the first date on which the Compensation Committee shall permit a Participant to defer compensation under the Plan, but in no event later than thirty (30) days following the date the Nonemployee Director is first notified by the Compensation Committee, or its designee, that the Nonemployee Director is eligible to participate in the Plan.
     (cc) “Plan” shall mean the Molycorp, Inc. Nonemployee Director Deferred Compensation Plan, as amended from time to time.

     (dd) “Plan Year” shall mean the twelve (12) month period commencing January 1st and ending on December 31st next following, except that the first Plan Year shall be the Effective Date through December 31, 2011.
     (ee) “Retirement Plan” shall mean the Molycorp Minerals, LLC 401(K) Plan.
     (ff) “RSU” shall mean the right to receive one share of Common Stock as granted pursuant to the terms and conditions of the 2010 Equity Plan.
     (gg) “RSU Account” shall mean the account maintain on the books of the Company for a Participant for the purpose of accounting for the Deferred RSUs and Converted RSUs.
     (hh) “Separation from Service” shall mean a Participant’s separation from service as a Nonemployee Director or an Employee, as applicable, under Code Section 409A including the Treasury Regulations and other guidance issued thereunder other than for death or disability. A transfer of employment within or among any entities in the same controlled group as the Company (as determined under Code Sections 414(b) or (c), as applied under Code Section 409A(d)(6) and applicable Treasury Regulations) shall not constitute a Separation from Service.
     (ii) “Specified Employee” shall mean a “specified employee” with respect to the Company (or a controlled group member (as determined under Code Sections 414(b) or (c), as applied under Code Section 409A(d)(6) and applicable Treasury Regulations)) determined pursuant to procedures adopted by the Company in compliance with Code Section 409A and Treasury Regulation Section 1.409A-1(i) or any successor provision.
     (jj) “Specified Payment Date” shall mean a specified date or a fixed schedule (not to exceed fifteen (15) years) that, in each case, is nondiscretionary and objectively determinable at the time a Participant makes his or her Deferral Election.
     (kk) “Subsequent Change” shall have the meaning set forth in Section 4(e).
     (ll) “Trust” shall have the meaning set forth in Section 6(a).
     (mm) “Unforeseeable Emergency” shall mean (i) a severe financial hardship to the Participant resulting from an illness or accident of the Participant or the Participant’s spouse, Beneficiary or dependent (as defined in Code Section 152(a)), (ii) loss of the Participant’s property due to casualty, or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, each as determined to exist by the Compensation Committee, in its sole and absolute discretion as defined by Code Section 409A and the Treasury Regulations and other guidance thereunder.
     (nn) “Vesting Date” shall have the meaning set forth in Section 5(c).

3. Eligibility
     (a) Eligibility Requirements. Any Nonemployee Director shall become a Participant on the Enrollment Date coincident with or next following his or her selection by the Compensation Committee and notification thereof.
     (b) Ineligible Participant. If the Compensation Committee determines that a Participant is no longer eligible to participate in the Plan, the Participant’s Deferral Election shall terminate and he or she shall make no more contributions under the Plan until it is again determined that he or she is eligible to participate. The Account of such a Participant shall continue to be adjusted pursuant to the provisions of Section 6 until the Account is distributed under Section 7.
4. Deferral Elections
     (a) Opportunity to Defer. A Participant may elect to defer payment of a portion of the Annual Fee otherwise payable to him or her for services to be rendered after his or her Participation Date by any dollar amount or whole percentage of his or her Annual Fee (subject to such limits and restrictions as to any dollar amount or percentage as may be established from time to time by the Compensation Committee), such amount to be credited to his or her Cash Deferred Account under the Plan, subject to any adjustments made pursuant to Section 5(a). In addition, a Participant may also elect to defer the receipt of shares of Common Stock payable to the Participant with respect to RSUs granted under the 2010 Equity Plan (subject to any limits and restrictions that may be established from time to time by the Compensation Committee).
     (b) Accounts.
          (i) Cash Deferred Account. A Cash Deferred Account shall be established for each Participant by the Company as of the effective date of such Participant’s first Deferral Election of his or her Annual Fee.
          (ii) RSU Account. An RSU Account shall be established for each Participant by the Company as of the effective date of such Participant’s first Deferral Election of Deferred RSUs or the Participant’s first Deferral Election in which the Participant elects to convert a portion of his or her Annual Fee into Converted RSUs.
          (iii) Matching Account. A Matching Account shall be established for each Participant by the Company as of the effective date of such Participant’s first Deferral Election in which the Participant elects to convert a portion of his or her Annual Fee into Converted RSUs.
     (c) Deferral Elections.
          (i) Timing. The initial Deferral Election of a new Participant with respect to Annual Fees and Deferred RSUs shall be made by written notice signed by the Participant and delivered to the Company not later than thirty (30) days after the Participant first becomes eligible to participate in the Plan or any other plan maintained by the Company that provides for the deferral of the Participant’s compensation; provided, however, subject to Section 4(c)(i)(B), such initial Deferral Election shall not apply to any portion of his or her Annual Fees earned or RSUs granted for service prior to the date such election form is filed with the Company. Any subsequent Deferral Elections shall be made by written notice signed by the Participant and delivered to the Company not later than the last day of the month prior to the next succeeding Plan Year and shall be effective on the first day of such succeeding Plan Year with respect to Annual Fees to be earned and RSUs to be granted in such subsequent Plan Year. A Deferral Election with respect to the deferral of future Annual Fees and Deferred RSUs shall be an irrevocable election for each Plan Year (and shall become irrevocable immediately prior to the Enrollment Date to which such Deferral Election relates) unless otherwise modified or revoked during the Plan Year as provided in Section 4(d) herein. The termination of participation in the Plan shall not affect amounts (and the deemed investment earnings and losses thereon) previously deferred by a Participant under the Plan.
          (ii) Content.
               (A) Deferral Elections. A Deferral Election made pursuant to Section 4(c)(i) shall be made in writing on a form prescribed by the Company and the Deferral Election shall state:
                    (1) That the Participant wishes to make an election to defer the receipt of a portion of his or her Annual Fee and/or RSUs;
                    (2) The whole percentage or dollar amount of such Annual Fee and/or RSUs to be deferred; and
                    (3) The Specified Payment Date, if any, on which the Participant shall receive or begin to receive the distributions of his or her Accounts with respect to the Annual Fee and/or RSUs deferred under such Deferral Election.
               (B) Each Deferral Election with respect to Annual Fees shall also include the Participant’s election regarding the form of payment to be received upon his or her death, Disability, Separation from Service or applicable Specified Payment Date, such form to be either (1) a lump sum or (2) monthly, quarterly, or annual installments over a period not to exceed fifteen (15) years. The Deferral Election with respect to the form of payment shall govern the distribution of such Participant’s Cash Deferred Account, except as provided in Section 4(e). If a Participant fails to specify a form of payment, his or her Cash Deferred Account shall be distributed in a lump sum.
     (d) Suspension of Deferral Election. Notwithstanding the provisions of Section 4(c) of the Plan, the Compensation Committee, in its sole discretion upon written application by a Participant, may authorize the suspension of a Participant’s Deferral Election in the event of an Unforeseeable Emergency. Any suspension authorized by the Compensation Committee shall become effective as soon as practicable after the Compensation Committee’s receipt of a suspension application, but no later than the first payroll period beginning thirty (30) days after the receipt of such suspension application. Such suspension shall be effective for the remainder of the Plan Year and shall be deemed an annual election for each succeeding Plan Year unless a subsequent Deferral Election is filed with the Company pursuant to Section 4(c).

     (e) Change in Form of Distribution and Specified Payment Date. If approved by the Compensation Committee, a Participant may amend a prior Deferral Election on a form provided by the Compensation Committee in order to change the form of the distribution of his or her Accounts and/or any Specified Payment Date (in each case, a “Subsequent Change”). A Subsequent Change shall be given effect by the Compensation Committee only if the election to change the form of payment or the Specified Payment Date (i) does not take effect until at least twelve (12) months after the date on which the election is made and (ii) is made at least twelve (12) months prior to the date a lump sum is scheduled to be paid or, in the case of installment payments, twelve (12) months prior to the date the first payment is scheduled to be paid. Notwithstanding anything herein to the contrary, any payment with respect to which a Participant makes a Subsequent Change shall not be made before the fifth (5th) anniversary of the date on which the payment would have been made had the Participant not made the Subsequent Change.
5. RSU Conversions and Matching Contributions
     (a) Conversion of Annual Fees into RSUs. Each Participant may elect in his or her Deferral Election to convert a portion of his or her Annual Fee that he or she elects to defer during the applicable Plan Year pursuant to Section 4 into additional RSUs (the “Converted RSUs”), which Converted RSUs shall be credited to the Participant’s RSU Account. In such case, the number of Converted RSUs will equal the amount of Annual Fee, or the portion thereof, that the Participant elects to convert into RSUs divided by the Market Value per Share (as defined in the 2010 Equity Plan) on the date on which the Annual Fee, or the portion thereof, would be paid, and such Converted RSUs shall be credited to the Participant’s RSU Account on such date. Converted RSUs will be granted pursuant to the terms and conditions of the 2010 Equity Plan.
     (b) Matching Contributions. For each Plan Year, if a Participant elects to convert his or her Annual Fee into Converted RSUs pursuant to Section 5(a), the Company shall credit to his or her Matching Account a number of RSUs equal to 25% of the number of Converted RSUs credited to his or her RSU Account in the applicable Plan Year (the “Matching RSUs”). The Matching RSUs will be granted by the Company pursuant to the terms and conditions of the 2010 Equity Plan. The Matching RSUs will be credited to a Participant’s Matching Account on the date the applicable Converted RSUs are credited to his or her RSU Account.
     (c) Vesting of Matching RSUs. A Participant’s right to receive the shares of Common Stock subject to any Matching RSU shall become nonforfeitable with respect to one-hundred percent (100%) of the total number of such Matching RSUs on the third (3rd) anniversary of the date on which the Matching RSUs are credited to the Participant’s Matching Account (the “Vesting Date”) if (i) the Participant continuously provides service to the Company until such time or (ii) Participant’s service to the Company ceases by reason of Normal Retirement prior to the Vesting Date. Notwithstanding anything herein to the contrary, a Participant shall not be entitled to any Dividend Equivalents with respect to a Matching RSU prior to the Matching RSU’s applicable Vesting Date. Upon a distribution of the Matching Account, no shares subject to any unvested Matching RSU shall be distributed.

6. Investment of Cash Deferred Accounts; Dividend Equivalents
     (a) Rabbi Trust. A rabbi trust (the “Trust”) may be established in connection with the Plan. In such case, the Company will transfer the Participants’ deferred Annual Fees to the Trust. The Trust will be irrevocable and will terminate on the earlier to occur of (i) all funds having been distributed from the Trust, or (ii) the date all obligations under the Plan have been satisfied. The Trust will provide that the assets of the Trust will be distributed only to or for the benefit of the Participants or their beneficiaries unless the insolvency provisions of the Trust apply. The Company will appoint an independent trustee for the Trust and will enter into a trust agreement, in form and substance acceptable to the Company, with the Trustee. The Compensation Committee shall select the initial independent trustee.
     (b) Hypothetical Investments. Any amounts of cash credited to a Participant’s Cash Deferred Account shall be deemed to be invested in one or more hypothetical investments (“Hypothetical Investments”). Each Participant shall select Hypothetical Investments from a list of investments selected from time to time by the Compensation Committee (“Account List”), and subject to any limitation on permissible allocations among groups of Hypothetical Investments that the Compensation Committee may establish. The Compensation Committee may change or discontinue any Hypothetical Investment at any time; provided that, following a Change in Control, the Compensation Committee may not change or modify the investment options existing immediately prior to such Change in Control in any manner that is adverse to the Participants. In any case, the Trust may (but will not be required to) make actual investments that mirror a Participant’s Hypothetical Investments.
          (i) Investment of Participant Accounts. The amounts of hypothetical income, appreciation and depreciation in value of the Hypothetical Investments shall be credited and debited to, or otherwise reflected in, such Cash Deferred Account from time to time in accordance with procedures established by the Compensation Committee. Unless otherwise determined by the Compensation Committee, amounts credited to a Participant’s Cash Deferred Account shall be deemed invested in Hypothetical Investments as of the date so credited. Each Participant shall assume the investment risk of the Hypothetical Investments.
          (ii) Allocation and Reallocation of Hypothetical Investments. A Participant may allocate and reallocate amounts credited to the Participant’s Cash Deferred Account to one or more of the Hypothetical Investments authorized under the Plan with such frequency as and subject to such procedures and rules as determined by the Compensation Committee. The Compensation Committee may restrict or prohibit reallocation of amounts deemed invested in specified Hypothetical Investments to comply with applicable law or regulation.
          (iii) No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Hypothetical Investments are to be used for measurement purposes only. A Participant’s election of any such Hypothetical Investments, the allocation of such Hypothetical Investments to his or her Cash Deferred Account, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Cash Deferred Account shall not be considered or construed in any manner as an actual investment of his or her Cash Deferred Account in any such Hypothetical Investments. In the event that the Compensation Committee, in its discretion, decides to cause the Trustee to invest funds in any or all of the Hypothetical Investments, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Cash Deferred Account shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust. The Participant shall at all times remain an unsecured creditor of the Company with respect to his or her Cash Deferred Account.
     (c) Dividend Equivalents. The Company may credit a Participant with Dividend Equivalents with respect to each RSU credited to his or her RSU Account or Matching Account. Dividend Equivalents, if any, shall be accrued and paid in cash to a Participant upon the distribution of his or her RSU Account and Matching Account. The cash value of the Dividend Equivalents shall not be credited to the Participant’s Cash Deferred Account.
     (d) Participant Reports. At the end of each Plan Year (or on a more frequent basis as determined by the Compensation Committee), a report shall be issued to each Participant who has an Account, and such report will set forth the value of each such Account and, as applicable, the number of RSUs credited to each such Account.
7. Distribution of Accounts
     (a) Distribution upon a Specified Payment Date. Subject to Section 7(j), if a Participant’s Deferral Election provides for distributions based on the occurrence of a Specified Payment Date, upon such Specified Payment Date, the Account(s) attributable to such Deferral Election shall be distributed to the Participant in a lump sum or, with respect to a Cash Deferred Account for which the Deferral Election provides for a fixed schedule, shall commence to be distributed to the Participant in equal monthly, quarterly or annual installments not to exceed a fifteen (15) year period as specified on the Participant’s Deferral Election. In the event the value of any Participant’s Cash Deferred Account as of his or her Specified Payment Date is ten thousand dollars ($10,000) or less, the Cash Deferred Account shall be distributed in cash in a lump sum notwithstanding the Participant’s election to have his or her Cash Deferred Account distributed in installments under the Plan. The Cash Deferred Accounts shall be valued on the date a distribution is processed. All payments and deliveries due under this Section 7(a) shall be made or shall commence as soon as reasonably feasible following the Participant’s Specified Payment Date, but in no event later than thirty (30) days following the Specified Payment Date; provided that, if such thirty-day period ends in the taxable year following the year in which the Specified Payment Date occurs, the Participant shall not have the right to designate the year of payment.
     (b) Distribution upon Separation From Service.
          (i) Generally. Subject to 7(j), if a Participant’s Deferral Election provides for a distribution based on his or her Separation from Service, upon such Separation from Service, the Account(s) attributable to such Deferral Election shall be distributed to the Participant in a lump sum or, with respect to a Cash Deferred Account for which the Deferral Election provides for a fixed schedule, in equal monthly, quarterly or annual installments not to exceed a fifteen (15) year period as specified on the Participant’s Deferral Election. In the event the value of any Participant’s Cash Deferred Account at the time distribution is to commence is ten thousand dollars ($10,000) or less, the Cash Deferred Account shall be distributed in cash in a lump sum notwithstanding the Participant’s election to have his or her Cash Deferred Account distributed in installments under the Plan. The Cash Deferred Accounts shall be valued on the date a distribution is processed. Subject to Section 7(b)(ii), all payments and deliveries due under this Section 7(b)(i) shall be made or shall commence as soon as reasonably feasible following the date of a Participant’s Separation from Service, but in no event later than thirty (30) days following the date of such date; provided that, if such thirty-day period ends in the taxable year following the year in which the Separation from Service occurs, the Participant shall not have the right to designate the year of payment.
          (ii) Distributions to Specified Employees. Notwithstanding the foregoing, distributions to a Specified Employee as a result of Separation from Service, whether the distribution is made in the form of a lump sum or installments, shall not be made or the payments may not begin before the six-month anniversary of the date of the Separation from Service, or, if earlier, the date of death of the Specified Employee.
     (c) Distribution upon Death. Upon the death of a Participant prior to the payment of his or her Accounts, the balance of his or her Accounts shall be paid to the Participant’s Beneficiary in a lump sum or, with respect to a Cash Deferred Account for which the Deferral Election provides for a fixed schedule, in equal monthly, quarterly or annual installments not to exceed a fifteen (15) year period as specified on the Participant’s Deferral Election form with such payment to be made or payments to commence in the case of installment distributions within sixty (60) days following the date of the Participant’s death; provided that, if such sixty-day period ends in the taxable year following the year in which the Participant’s death occurs, neither the Participant nor the Beneficiary shall have the right to designate the year of payment; further, provided, however, if the value of the Cash Deferred Account at the time an installment distribution is to commence is ten thousand dollars ($10,000) or less, the Cash Deferred Account shall be distributed to the Participant’s Beneficiary in a lump sum. The Cash Deferred Account shall be valued on the date a distribution is processed. If a Participant who has elected to have his or her Accounts distributed in installments under the terms of the Plan dies subsequent to the commencement of such installment payments but prior to the completion of such payments, the installments shall continue and shall be paid to the Beneficiary as if the Participant had not died.
     (d) Beneficiary Designation. A Participant may designate a Beneficiary or Beneficiaries, and a contingent Beneficiary or Beneficiaries, to receive the undistributed portion of his or her Accounts if he or she dies before distribution is completed. In the event a Beneficiary designation is not on file or all designated Beneficiaries are deceased or cannot be located, payment will be made to the Participant’s estate. The Beneficiary designation may be changed by the Participant or former Participant at any time without the consent of the prior Beneficiary.
     (e) Distribution upon Disability. Upon the Disability of a Participant prior to the payment of his or her Accounts, the balance of his or her Accounts shall be paid to the Participant in a lump sum or, with respect to his or her Cash Deferred Account, in equal monthly, quarterly or annual installments not to exceed a fifteen (15) year period as specified on the Participant’s Deferral Election form with such payment to be made or payments to commence in the case of installment distributions within ninety (90) days following the date on which the Participant becomes Disabled; provided that, if such ninety-day period ends in the taxable year following the year in which the Participant becomes Disabled, the Participant shall not have the right to designate the year of payment; further, provided, however, if the value of the Cash Deferred Account at the time an installment distribution is to commence is ten thousand dollars ($10,000) or less, Cash Deferred Account shall be distributed to the Participant in a lump sum. The Cash Deferred Account shall be valued on the date a distribution is processed.
     (f) Distribution upon an Unforeseeable Emergency. A Participant may request a distribution of his or her Accounts due to an Unforeseeable Emergency by submitting a written request to the Compensation Committee accompanied by evidence to demonstrate that the circumstances being experienced qualify as an Unforeseeable Emergency. The Compensation Committee shall have the authority to require such evidence as it deems necessary to determine if a distribution is warranted. If an application for a distribution due to an Unforeseeable Emergency is approved, the distribution is limited to an amount sufficient to meet the need resulting from the Unforeseeable Emergency. The allowed distribution shall be payable in the form determined by the Compensation Committee as soon as possible after approval of such distribution.
     (g) Distribution Pursuant to a Domestic Relations Order. The Compensation Committee is authorized to make any payments directed by a Domestic Relations Order in any action in which the Plan or the Compensation Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan in connection with a property settlement or otherwise, the Compensation Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to that spouse or former spouse.
     (h) Distribution upon Change in Control. Upon a Change in Control of the Company, a Participant shall be paid the balance of his Accounts in a lump sum within sixty (60) days following the date on which the Change in Control occurs; provided that, if such sixty-day period ends in the taxable year following the year in which the Change in Control occurs, the Participant shall not have the right to designate the year of payment.
     (i) Distribution in the Event of Taxation. If, for any reason, it has been determined that the Plan fails to meet the requirements of Code Section 409A and the Treasury Regulations promulgated thereunder, and the failure is not or cannot be corrected under an Internal Revenue Service correction program for such failure, the Compensation Committee shall distribute to the Participant the portion of the Participant’s Account(s) that is required to be included in income as a result of the failure of the Plan to comply with the requirements of Code Section 409A and the Treasury Regulations promulgated thereunder.
     (j) Distribution Events. Notwithstanding any provision of this Plan to the contrary, a Participant’s Cash Deferred Account, RSU Account and Matching Account shall be distributed in accordance with his or her Deferral Election made with respect to such Account. With respect to each Account, a Deferral Election shall provide for a distribution on or based on (A) the Participant’s Specified Payment Date, (B) the Participant’s Separation from Service or (C) the first to occur of the Participant’s Specified Payment Date or the Participant’s Separation from Service. Notwithstanding the foregoing, all Accounts, or, if applicable, a portion thereof, shall be distributed on or based on the first to occur of: (T) the Participant’s death, (U) the Participant’s Disability, (V) an Unforeseeable Emergency, (W) the receipt of a Domestic Relations Order requiring distribution, (X) a Change in Control, (Y) income inclusion due to failure to comply with Code Section 409A or (Z) a Plan termination pursuant to Section 9(c).
     (k) Form of Distributions. Distributions made to a Participant with respect to his or her Cash Deferred Account shall be paid in cash. Distributions made to a Participant with respect to his or her RSU Account and Matching Account, to the extent the credited Matching RSUs are vested pursuant to Section 5(c), shall be paid in shares of Common Stock; provided, however, that the value of any fractional shares otherwise deliverable to the Participant shall be paid in cash; provided, further, that any Dividend Equivalents accrued with respect to the RSUs credited to the Participant’s RSU Account and Matching Account shall be paid in cash.
8. Administration of Plan
     (a) Powers of the Compensation Committee. The Compensation Committee shall be responsible for the general administration of the Plan and for carrying out the provisions hereof. The Compensation Committee shall have all powers that are necessary to carry out the provisions of the Plan, including, with limitation, the powers to:
          (i) determine all questions relating to eligibility for participation in the Plan and the amount in the Account or Accounts of the Participants and all questions pertaining to claims for benefits and procedures for claim review;
          (ii) resolve all other questions arising under the Plan, including any questions of construction; and
          (iii) take such further action that the Company deems advisable in the administration of the Plan.
The actions taken by the Compensation Committee hereunder shall be final and binding upon all interested parties.
     (b) Agents. The Compensation Committee may, from time to time, employ other agents and delegate to them such administration duties as it deems necessary, and may, from time to time, consult with counsel.
9. Miscellaneous Provisions
     (a) No Alienation. Subject to Section 7(g), neither the Participant, his Beneficiary, nor his legal representative shall have any rights to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the rights thereto are expressly declared to be nonassignable and nontransferable. Any attempt to assign or transfer the right to payments of this Plan shall be void and have no effect.
     (b) Unsecured General Creditor. The Plan shall at all times be considered entirely unfunded and no provision shall at any time be made with respect to segregating assets of any Participant for payment of any amounts hereunder. The Plan constitutes a mere promise of the

Company to make payments to Participants in the future and, subject to Section 6(a), Participants have rights only as unsecured general creditors of the Company.
     (c) Amendment and Termination. The Plan may be amended, modified, or terminated by the Board of Directors in its sole discretion at any time and from time to time; provided, however, that no such amendment, modification, or termination shall impair any rights to benefits under the Plan prior to such amendment, modification, or termination; further, provided, that any termination of the Plan and any distributions made in connection with such termination shall, in each case, be made in accordance with the requirements of Code Section 409A and Treasury Regulation Section 1.409A-3(j)(4)(ix).
     (d) No Effect on Other Benefits. It is expressly understood and agreed that the payments made in accordance with the Plan are in addition to any other benefits or compensation to which a Participant may be entitled or for which he or she may be eligible, whether funded or unfunded, by reason of his or her employment by the Company.
     (e) No Tax Representations. The Company makes no representation with respect to the state, federal, financial, estate planning or the securities implications of the Plan. Participants should consult with their own tax, financial and legal advisors with respect to their participation in the Plan.
     (f) Governing Law; Jurisdiction. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Colorado, without giving effect to principles of conflicts of laws to the extent not pre-empted by federal law. The enforcement or interpretation of the Plan and any disputes under or arising out of the Plan shall be submitted to the exclusive jurisdiction and venue of the federal and state courts located in the County of Denver, Colorado.
     (g) Code Section 409A. All Accounts under the Plan that are intended to be “deferred compensation” subject to Section 409A shall be interpreted, administered and construed to comply with Section 409A, and all Accounts under the Plan that are intended to be exempt from Section 409A shall be interpreted, administered and construed to comply with and preserve such exemption. The Compensation Committee shall have full authority to give effect to the intent of the foregoing sentence. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the Plan and a provision of any Account or Deferral Election, the Plan shall govern. Notwithstanding the foregoing, neither the Company nor any member of the Board of Directors shall have any liability to any person in the event Code Section 409A applies to any Account in a manner that results in adverse tax consequences for the Participant or any of his or her Beneficiaries or transferees.
     (h) Construction. The captions and numbers preceding the sections of the Plan are included solely as a matter of convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of the Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular.
     (i) Severability. In the event that any provision of the Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the

Plan but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.
     IN WITNESS WHEREOF, to record the adoption of this Plan, effective as of January 13, 2011, the undersigned, being duly authorized to act on behalf of the Board of Directors of Molycorp, Inc., has executed this document this 13th day of January, 2011.

/s/ James S. Allen
Name:	James S. Allen
Title:	Chief Financial Officer